Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of China Jo-Jo Drugstores, Inc. and its subsidiaries on Form S-3 (No. 333-198001) and Form S-8 (No. 333-171849) of our report dated June 26, 2015 relating to the consolidated financial statements which appear in this Annual Report on Form 10-K.

/s/ BDO CHINA SHU LUN PAN Certified Public Accountants LLP

June 29, 2015